Exhibit 99.1

Rockwell Medical, Inc. Appoints Russell H. Ellison, M.D., M.Sc., as President and Chief Executive Officer

--Company to Host Q1 2020 Earnings and Corporate Update Call and Webcast on May 11, 2020, at 4:30 p.m. ET--

WIXOM, Mich., April 20, 2020 (GLOBE NEWSWIRE) -- Rockwell Medical, Inc. (Nasdaq: RMTI) (“Rockwell Medical” or the “Company”), a biopharmaceutical company dedicated to transforming anemia management and improving outcomes for patients around the world, today announced that the Board of Directors has appointed Russell H. Ellison, M.D., M.Sc. as President and Chief Executive Officer, effective immediately. Dr. Ellison will continue to serve as a member of the Company’s Board. Stuart Paul has resigned as President and Chief Executive Officer and as a member of the Company’s Board of Directors.
“Rockwell Medical is focused on transforming the treatment of iron deficiency and anemia around the world to improve outcomes for patients. To achieve that goal, we continue to develop into a more medically- and scientifically-driven company. Given that vision, we are pleased to appoint Russell as Chief Executive Officer to lead our company through its important next phase of growth, which will focus on leveraging the medical attributes of our ferric pyrophosphate citrate technology. Our key milestones include driving adoption of and product revenue from Dialysate Triferic® and successfully bringing Triferic AVNU to the hemodialysis market, as well as strategically identifying and pursuing new potential indications for other diseases,” said John P. McLaughlin, Chairman of the Board of Directors of Rockwell Medical. “Russell’s extensive medical expertise, deep understanding of the renal and anemia space based on his experience developing therapeutic products, experience as a CEO of public and private companies, and capital markets knowledge make him an ideal candidate to drive our strategic direction. I would like to thank Stuart for his service to our Company, including his tireless work to launch Dialysate Triferic and bring Triferic AVNU, the IV formulation, through U.S. regulatory approval.”
“Through my work to date with Rockwell Medical as a consultant and a member of the Board, I have gained an increased appreciation for the unique medical attributes of Triferic and the various opportunities we have to help patients with iron deficiency and create value for Rockwell Medical shareholders,” said Dr. Ellison. “I am honored to lead the Company and look forward to continuing to work with my colleagues and other Rockwell Medical stakeholders to advance and deliver on the Company’s strategy.”
Dr. Ellison’s broad experience and previous leadership positions include Chief Executive Officer of the privately held biotechnology company, Promedior, Inc. (acquired by Roche); President and Chief Executive Officer of Bond Biosciences, Inc., a biotech start-up developing a drug addressing the toxic impact of iron overload in the body; Executive Director of Torreya Advisors, LLC, a life sciences investment banking firm; Chairman and Chief Executive Officer of Assembly Biosciences, Inc. (formerly Ventrus Biosciences, Inc.); Executive Vice President of Paramount Biosciences LLC, a global drug development and healthcare investment firm; Vice President of Clinical Development of FibroGen, Inc., where he played a key role in the early phase development of roxadustat in anemia for chronic kidney disease (CKD) patients; Vice President of Medical Affairs and Chief Medical Officer of Sanofi-Synthelabo US, Inc.; and Vice President, Medical Affairs and Chief Medical Officer of Hoffman La Roche, Inc. in the United States.
Dr. Ellison previously served on the Board of Directors for several private and public companies, including Cougar Biotechnology Inc.; ProSanos Corporation; Cormedix Inc., a cardio-renal clinical stage company;

and Mt. Cook, a urology-focused company. Dr. Ellison received a Master of Science degree from the London School of Tropical Medicine and Hygiene, and an M.D. from the University of British Columbia.
Q1 2020 Conference and Business Update Call/Webcast
Additionally, the Company announced that Rockwell Medical's management team will host a conference call and audio webcast at 4:30 p.m. ET on Monday, May 11, 2020, to discuss Q1 2020 financial results and provide a business update, including an initial read-out from the Company’s real-world data initiative.
To access the conference call, please dial (877) 383-7438 (local) or (678) 894-3975 (international) at least 10 minutes prior to the start time and refer to conference ID 9391556. A live webcast of the call will be available under "Events & Presentations" in the Investor section of the Company's website, https://ir.rockwellmed.com/. An archived webcast will be available on the Company's website approximately two hours after the event and will be available for 30 days.
About Rockwell Medical
Rockwell Medical is a biopharmaceutical company dedicated to transforming anemia management in a wide variety of therapeutic areas and across the globe, improving the lives of very sick patients. The Company’s initial focus is the treatment of anemia in end-stage renal disease (ESRD). Rockwell Medical's exclusive renal drug therapy, Triferic (ferric pyrophosphate citrate), is the only FDA-approved therapeutic indicated for iron replacement and maintenance of hemoglobin in hemodialysis patients. Rockwell Medical is also an established manufacturer, supplier and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the U.S. and abroad.
About Triferic®
Triferic is the only FDA-approved therapy in the U.S. indicated to replace iron and maintain hemoglobin in hemodialysis patients via dialysate during each dialysis treatment. Triferic has a unique and differentiated mechanism of action which has the potential to benefit patients and health care economics. Triferic represents a potential innovative medical advancement in hemodialysis patient iron management - with the potential to become the future standard of care. The Company has two FDA-approved formulations of Triferic (1) Triferic Dialysate and (2) Triferic AVNU.
Triferic delivers approximately 5-7 mg iron with every hemodialysis treatment to the bone marrow and maintains hemoglobin without increasing iron stores (ferritin). Triferic donates iron immediately and completely to transferrin (carrier of iron in the body) upon entry into the blood and is then transported directly to the bone marrow to be incorporated into hemoglobin, with no increase in ferritin (stored iron and inflammation) and no reports of anaphylaxis in over 1,000,000 patient administrations, addressing a significant medical need in overcoming Functional Iron Deficiency (FID) in ESRD patients.
Important Safety Information
Serious hypersensitivity reactions, including anaphylactic-type reactions, some of which have been life-threatening and fatal, have been reported in patients receiving parenteral iron products. Patients may present with shock, clinically significant hypotension, loss of consciousness, and/or collapse. Monitor patients for signs and symptoms of hypersensitivity during and after hemodialysis until clinically stable. Personnel and therapies should be immediately available for the treatment of serious hypersensitivity reactions. Hypersensitivity reactions have been reported in 1 (0.3%) of 292 patients receiving Triferic in two randomized clinical trials.

Iron status should be determined on pre-dialysis blood samples. Post dialysis serum iron parameters may overestimate serum iron and transferrin saturation.
The most common adverse reactions (≥3% and at least 1% greater than placebo) in controlled clinical studies include: procedural hypotension (21.6%), muscle spasms (9.6%), headache (9.2%), pain in extremity (6.8%), peripheral edema (6.8%), dyspnea (5.8%), back pain (4.5%), pyrexia (4.5%), urinary tract infection (4.5%), asthenia (4.1%), fatigue (3.8%), arteriovenous (AV) fistula thrombosis (3.4%), and AV fistula site hemorrhage (3.4%).
Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, Rockwell Medical’s expectations regarding the consummation of the offering, the terms of the offering, and the satisfaction of customary closing conditions with respect to the offering and the anticipated use of the net proceeds of the offering. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “could,” “plan,” “potential,” “predict,” “forecast,” “project,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Rockwell Medical believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in Rockwell Medical’s SEC filings), many of which are beyond our control and subject to change. Actual results could be materially different. Risks and uncertainties include: statements about the issuance of a unique J code for our Triferic powder packet; timing and regulatory approval process for Triferic Dialysate in China; the potential market and commercialization opportunity of Triferic Dialysate in China upon regulatory approval; the commercialization opportunity and launch process for Triferic AVNU; the potential domestic and international market opportunity for Triferic AVNU, as well as other Rockwell Medical products; CMS’ announced final rule relating to the eligibility criteria for TDAPA; liquidity and capital resources; expected duration of Rockwell Medical’s existing working capital; the success of our commercialization of Triferic Dialysate, which commenced in May 2019; and the timing and success of our efforts to maintain, grow and improve the profit margin of the Company’s concentrate business; and the impact of general economic, industrial or political conditions, as well as recent health conditions in the United States or internationally, as well as those risks more fully discussed in Rockwell Medical’s SEC filings. Accordingly, you should not place undue reliance on these forward-looking statements. Rockwell Medical expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.
Triferic® is a registered trademark of Rockwell Medical, Inc.
CONTACTS
Investors:
Argot Partners
212.600.1902
Rockwell@argotpartners.com

Media:
David Rosen
Argot Partners
212.600.1902
david.rosen@argotpartners.com